UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ferguson Enterprises Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ferguson Files Definitive Proxy Materials and Annual Report

Newport News, Va.—(BUSINESS WIRE)—

On October 15, 2024, Ferguson Enterprises Inc. (the “Company”) filed a Definitive Proxy Statement, Definitive Additional Proxy Soliciting Material and Annual Report to Security Holders with the U.S. Securities and Exchange Commission (“SEC”). The filings are available on the SEC’s website at sec.gov and on the SEC Filings page of the Company’s website at corporate.ferguson.com.

October 15, 2024 – Definitive Proxy Statement

October 15, 2024 – Definitive Additional Proxy Soliciting Material

October 15, 2024 – Annual Report to Security Holders

Annual Meeting

The Company’s 2024 annual meeting of stockholders (“Annual Meeting”) will take place at 9:00 a.m. Eastern Time on Thursday, December 5, 2024 at Hilton Norfolk The Main, 100 East Main Street, Norfolk, Virginia 23510.

The Company has elected to utilize the SEC rules that allow us to provide shareholders access to our proxy materials over the internet. Beginning on October 15, 2024, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions regarding how to access the Company’s Annual Report for the fiscal year ended July 31, 2024 (the “2024 Annual Report”) and Notice of Annual Meeting and Proxy Statement online. The Notice of Internet Availability contains instructions regarding how shareholders can elect to receive these proxy materials in printed form by mail or electronically by email.

Copies of the Notice of Internet Availability, 2024 Annual Report, Notice of Annual Meeting and Proxy Statement and form of proxy have been submitted to the National Storage Mechanism and will be made available for inspection at data.fca.org.uk/#/nsm/nationalstoragemechanism.

The expected timetable for the Annual Meeting is set out below:

ANNUAL MEETING TIMETABLE	2024

Record date for shareholders and U.K. Depositary Interest Holders to attend and vote at the Annual Meeting	October 9

Latest time and date for receipt of votes by Form of Instruction (U.K. Depositary Interest Holders)	December 2 (3:00 p.m. GMT)

Latest time and date for receipt of votes by proxy (registered shareholders)	December 4 (11:59 p.m. ET)

Annual Meeting	December 5 (9:00 a.m. ET)

If any of the above times and/or dates change, the revised times and/or dates will be notified by an announcement to a Regulatory Information Service.

About Ferguson

Ferguson (NYSE: FERG; LSE: FERG) is the largest value-added distributor serving the specialized professional in our $340B residential and non-residential North American construction market. We help make our customers’ complex projects simple, successful and sustainable by providing expertise and a wide range of products and services from plumbing, HVAC, appliances, and lighting to PVF, water and wastewater solutions, and more. Headquartered in Newport News, Va., Ferguson has sales of $29.6 billion (FY’24) and approximately 35,000 associates in nearly 1,800 locations. For more information, please visit corporate.ferguson.com.

For further information please contact:

Investor Inquiries

Brian Lantz

Vice President, IR and Communications

+1 224 285 2410

Pete Kennedy

Director, Investor Relations

+1 757 603 0111

Media Inquiries

Christine Dwyer

Senior Director, Communications and Public Relations

+1 757 469 5813